Execution Version

third amendment to revolving credit agreement

This Third Amendment to Revolving Credit Agreement (this “Amendment”) is entered into as of March 18, 2016 by and among SunPower Corporation, a Delaware corporation (the “Borrower”), SunPower Corporation, Systems, a Delaware corporation, SunPower North America, LLC, a Delaware limited liability company, and SunPower Capital, LLC, a Delaware limited liability company (collectively, the “Subsidiary Guarantors” and together with the Borrower, the “Loan Parties”), Credit Agricole Corporate and Investment Bank, as administrative agent for the Lenders (in such capacity, the “Agent”), and the Lenders listed on the signature pages hereof.

recitals

A. The Borrower, the Agent and the Lenders are parties to that certain Revolving Credit Agreement, dated as of July 3, 2013 (as amended pursuant to that certain First Amendment to Revolving Credit Agreement dated as of August 24, 2014 by and among the Loan Parties, the Agent and the Lenders, as further amended pursuant to that certain Second Amendment to Revolving Credit Agreement dated as of February 17, 2016 by and among the Loan Parties, the Agent and the Lenders, as further amended pursuant to this Amendment, and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have provided a revolving credit facility to the Borrower. Each capitalized term used herein, that is not defined herein, shall have the meaning ascribed thereto in the Credit Agreement.

B. The Borrower has notified the Agent and the Lenders of its request to amend the Credit Agreement as set forth below, but otherwise have the Credit Agreement remain in full force and effect.

C. In accordance with section 9.02(b) (Waivers; Amendments) of the Credit Agreement, the Borrower, the Agent and each of the Lenders party hereto have agreed to amend the Credit Agreement, in accordance with the terms, and subject to the conditions, set forth herein.

agreement

The parties to this Amendment, intending to be legally bound, hereby agree as follows:

1. Amendments to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Borrower and the undersigned Lenders agree to amend the Credit Agreement as set forth below.

a. Deletion of Defined Term. The definition of “Reference Banks” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby deleted in its entirety.

b. New Defined Terms. The following defined terms are hereby added, in alphabetical order, to Section 1.01 (Defined Terms) of the Credit Agreement:

“Interpolated Rate” means, with respect to any LIBO Rate Borrowing for any Interest Period, a rate per annum which results from interpolating on a linear basis between (a) the applicable Screen Rate for the longest maturity for which a Screen Rate is available that is shorter than such Interest Period and (b) the applicable Screen Rate for the shortest maturity for which a Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period.

“Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate” in this Section 1.01.

c. Amendment of Defined Term. The definitions of “LIBO Rate” and “Prime Rate” in Section 1.01 (Defined Terms) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“LIBO Rate” means, with respect to any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Agent from time to time in its reasonable discretion (in each case, the “Screen Rate”), at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that if the Screen Rate shall not be available at such time for such Interest Period with respect to Dollars, then the LIBO Rate shall be the Interpolated Rate. If the LIBO Rate (as determined pursuant to the foregoing provisions of this definition) for any Interest Period is below zero, then the LIBO Rate for such Interest Period shall be deemed to be zero.

“Prime Rate” means the rate of interest per annum determined from time to time by the Agent as its base rate in effect at its principal office in New York City and notified to the Borrower (which Borrower acknowledges is not necessarily Lender’s lowest rate).

2. Representations and Warranties. Each Loan Party hereby represents and warrants, as of the date of this Amendment, that:

a. The representations and warranties in each Loan Document to which it is a party are true and correct in all material respects with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof;

b. The execution and delivery of this Amendment has been duly authorized by all necessary organizational action of such Loan Party. This Amendment has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity;

c. The transactions contemplated by this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, except to the extent that any such failure to obtain such consent or approval or to take any such action, would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Requirement of Law applicable to such Loan Party, (c) will not violate or result in a default under any other material indenture, agreement or other instrument binding upon such Loan Party its assets, or give rise to a right thereunder to require any payment to be made by such Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of such Loan Party; and

d. No Event of Default, or event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, has occurred and is continuing or would result after giving effect to this Agreement.

3. Ratification and Confirmation of Loan Documents.

a. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, and shall not operate as a waiver of any right, power, or remedy of the Agent or any Lender under the Credit Agreement or any other Loan Document.

b. Each Loan Party hereby acknowledges that it has read this Amendment and consents to the terms hereof, and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under the Loan Documents to which it is a party shall not be impaired or affected and such Loan Documents and all promissory notes and all other instruments, documents and agreements entered into by such Loan Party in connection with such Loan Documents are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

c. Each Subsidiary Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendment to the Credit Agreement.

4. Effectiveness. This Amendment shall become effective on the date first written above (the “Effective Date”) only upon satisfaction of the following conditions precedent on or prior to such date unless otherwise waived in writing by the Lenders:

a. The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or .pdf transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

b. The representations and warranties of the Loan Parties set forth herein shall be true and correct in all material respects as of the Effective Date.

c. No Event of Default, or event or condition that would constitute an Event of Default but for the requirement that notice be given or time elapse or both, shall be continuing as of the Effective Date.

d. The Agent shall have received (i) an officer’s certificate from each Loan Party, dated the Effective Date, certifying that (A) attached thereto are true, complete and correct copies of the certificate of incorporation and bylaws of such Loan Party (or certifying that there have been no changes to such documents since they were most recently delivered and certified to the Agent in connection with the Second Amendment), (B) attached thereto is a true, complete and correct copy of the resolutions duly adopted by such Loan Party authorizing the execution, delivery and performance of this Amendment and that such resolutions have not been amended, modified, revoked or rescinded, and (C) such Loan Party is able to pay its debts as they become due and that no action has been taken by such Loan Party, its directors or officers in contemplation of the liquidation or dissolution of such Loan Party as of the Effective Date, and (ii) a good standing certificate for such Loan Party dated the Effective Date or a recent date prior to the Effective Date satisfactory to the Agent from such Loan Party’s jurisdiction of organization.

e. The Agent shall have received signature and incumbency certificates of the officers of each Loan Party executing this Amendment, each dated as of the Effective Date.

f. The Agent and the Lenders shall have received from the Borrower all fees required to be paid on or before the Effective Date.

g. The Borrower shall have paid all reasonable and documented costs and expenses of the Agent (including the fees and expenses of Linklaters LLP as special counsel to the Lenders to the extent previously agreed) in connection with the preparation, execution, delivery and administration of this Amendment.

5. Miscellaneous.

a. The Loan Parties acknowledge and agree that the representations and warranties set forth herein are material inducements to the Agent and the Lenders to deliver this Amendment.

b. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective permitted successors and assigns.

c. This Amendment is a Loan Document. Henceforth, this Amendment and the Credit Agreement shall be read together as one document and the Credit Agreement shall be modified accordingly. No course of dealing on the part of the Agent, the Lenders or any of their respective officers, nor any failure or delay in the exercise of any right by the Agent or the

Lenders, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. The failure at any time to require strict performance by the Loan Parties of any provision of the Loan Documents shall not affect any right of the Agent or the Lenders thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of the Agent, and or the Lenders, as applicable. No other person or entity, other than the Agent and the Lenders, shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third party beneficiary hereunder.

d. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules. The provisions of Section 9.09 and Section 9.11 of the Credit Agreement apply to this Amendment mutatis mutandis as if they were incorporated herein.

e. If any provision of this Amendment or any of the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed therefrom, and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been a part thereof.

f. This Amendment may be executed in any number of counterparts, including by electronic or facsimile transmission, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the Loan Parties, the Agent and the undersigned Lenders have caused this Amendment to be executed as of the date first written above

Borrower

SUNPOWER CORPORATION

By:	/s/ Charles Boynton
Name:	Charles Boynton
Title:	Executive Vice President & Chief Financial Officer

Third Amendment to Revolving Credit Agreement

Subsidiary Guarantors

SUNPOWER CORPORATION, SYSTEMS

By:	/s/ Charles Boynton
Name:	Charles Boynton
Title:	Chief Financial Officer

SUNPOWER NORTH AMERICA, LLC

By:	/s/ Charles Boynton
Name:	Charles Boynton
Title:	Chief Financial Officer

SUNPOWER CAPITAL, LLC

By:	/s/ Mandy Yang
Name:	Mandy Yang
Title:	Chief Financial Officer & Treasurer

Third Amendment to Revolving Credit Agreement

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, individually and as Agent

By:	/s/ Lucie Campos Caresmel
Name:	Lucie Campos Caresmel
Title:	Director

By:	/s/ Gary Herzog
Name:	Gary Herzog
Title:	Managing Director

Third Amendment to Revolving Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

Third Amendment to Revolving Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas Lo
Name:	Thomas Lo
Title:	Director

Third Amendment to Revolving Credit Agreement

MIZUHO BANK, LTD., as a Lender

By:	/s/ Nelson Chang
Name:	Nelson Chang
Title:	Authorized Signatory

Third Amendment to Revolving Credit Agreement

SANTANDER BANK, N.A., as a Lender

By:	/s/ William Maag
Name:	William Maag
Title:	Managing Director

Third Amendment to Revolving Credit Agreement

CITICORP NORTH AMERICA, INC., as a Lender

By:	/s/ Carl Cho
Name:	Carl Cho
Title:	Vice President

Third Amendment to Revolving Credit Agreement